                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                      of
                          OUTBOARD MARINE CORPORATION
                                      at
                             $18.00 NET PER SHARE
                                      by
                         GREENMARINE ACQUISITION CORP.
                         a wholly-owned subsidiary of
                           GREENMARINE HOLDINGS LLC

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON MONDAY, SEPTEMBER 8, 1997, UNLESS THE OFFER IS EXTENDED (AS EXTENDED, THE
                              "EXPIRATION DATE").
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To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated August 8, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by Greenmarine Acquisition Corp., a Delaware corporation (the "Offerer") and wholly-owned subsidiary of Greenmarine Holdings LLC, a Delaware limited liability company (the "Parent"), to purchase (i) all outstanding shares of common stock, par value $0.15 per share (the "Shares"), of Outboard Marine Corporation, a Delaware corporation (the "Company"), at a purchase price of $18.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer, and (ii) unless and until the Offeror declares that the Rights Condition (as defined below) is satisfied, the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of April 24, 1996, as amended (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent. This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name. Unless the context requires otherwise, all references to Shares herein shall include the associated Rights, and all references to Rights shall include all benefits that may inure to the holders of Rights pursuant to the Rights Agreement.

     The members of the Parent are Quasar Strategic Partners LDC, a Cayman Islands limited duration company, Quantum Industrial Partners LDC, a Cayman Islands limited duration company, and Greenlake Holdings LLC, a Delaware limited liability company.

     UNLESS THE RIGHTS ARE REDEEMED BY THE BOARD OF DIRECTORS OF THE COMPANY OR THE PURCHASER IS SATISFIED, IN ITS SOLE DISCRETION, THAT SUCH RIGHTS HAVE BEEN INVALIDATED OR ARE OTHERWISE INAPPLICABLE TO THE OFFER AND THE PROPOSED SECOND-STEP MERGER (COLLECTIVELY, THE "RIGHTS CONDITION"), HOLDERS OF SHARES WILL BE REQUIRED TO TENDER ONE ASSOCIATED RIGHT FOR EACH SHARE TENDERED IN ORDER TO EFFECT A VALID TENDER OF SUCH SHARE. ACCORDINGLY, STOCKHOLDERS WHO SELL THEIR RIGHTS SEPARATELY FROM THEIR SHARES AND DO NOT OTHERWISE ACQUIRE RIGHTS MAY NOT BE ABLE TO SATISFY THE REQUIREMENTS OF THE OFFER FOR THE TENDER OF SHARES. IF THE DISTRIBUTION DATE (AS DEFINED IN THE OFFER TO PURCHASE) HAS NOT OCCURRED PRIOR TO THE EXPIRATION DATE, A TENDER OF SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS.

     If the Distribution Date has occurred and certificates for Rights ("Rights Certificates") have been distributed to holders of Shares prior to the time a holder's Shares are purchased pursuant to the Offer, in order for Rights (and the corresponding Shares) to be validly tendered, Rights Certificates representing a number of Rights equal to the number of Shares tendered must be delivered to the Depositary (as defined in the Offer to Purchase) or, if available, a Book-Entry Confirmation (as defined in the Offer to Purchase) must be received by the Depositary with respect thereto. If the Distribution Date has occurred and Rights Certificates have not been distributed prior to the time Shares are purchased pursuant to the Offer, Rights may be tendered prior to a stockholder receiving Rights Certificates by use of the guaranteed delivery procedures described in Section 3 of the Offer to Purchase. In any case, a tender of Shares constitutes an agreement by the tendering stockholder to deliver Rights Certificates representing a number of Rights equal to the number of Shares tendered pursuant to the Offer to the Depositary within five business days after the date Rights Certificates are distributed. The Offeror reserves the right to require that the Depositary receive Rights Certificates, or a Book-Entry Confirmation, if available, with respect to such Rights, prior to accepting the related Shares for payment pursuant to the Offer if the Distribution Date has occurred prior to the Expiration Date.

     If a stockholder desires to tender Shares and Rights pursuant to the Offer and such stockholder's certificates for Shares ("Share Certificates") or, if applicable, Rights Certificates are not immediately available (including, if the Distribution Date has occurred and Rights Certificates have not yet been distributed), or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, such Shares or Rights may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

     WE ARE THE HOLDER OF RECORD OF SHARES AND RIGHTS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES AND RIGHTS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Shares and/or Rights held by us for your account, upon the terms and conditions set forth in the Offer.

   Please note the following:

       1. The tender price is $18.00 per Share, including the associated Rights, net to you in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

       2. The Offer is being made for all outstanding Shares and Rights.

       3. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, SEPTEMBER 8, 1997, UNLESS THE OFFER IS EXTENDED.

       4. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED, AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION DATE, THAT NUMBER OF SHARES THAT, WHEN ADDED TO THE NUMBER OF SHARES BENEFICIALLY OWNED BY THE OFFEROR AND THE PARENT, WOULD REPRESENT 90% OF ALL OUTSTANDING SHARES ON THE DATE OF PURCHASE AND, AS A RESULT THEREOF, THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT ON THE DATE OF PURCHASE IT WILL BE ABLE TO CONSUMMATE THE PROPOSED SECOND-STEP MERGER AS A "SHORT-FORM MERGER" PURSUANT TO THE PROVISIONS OF SECTION 253 OF THE DELAWARE GENERAL CORPORATION LAW IMMEDIATELY AFTER CONSUMMATION OF THE OFFER, (2) THE RIGHTS CONDITION BEING SATISFIED, (3) THE OFFEROR BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE PROPOSED MERGER CAN BE CONSUMMATED WITHOUT THE NEED FOR A SUPERMAJORITY VOTE OF THE COMPANY'S STOCKHOLDERS PURSUANT TO ARTICLE EIGHTEENTH OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, (4) THE PURCHASER SHALL HAVE RECEIVED THE LOAN PROCEEDS COMMITTED TO BE PROVIDED BY AMERICAN FINANCIAL GROUP, INC. ("AFG") IN ACCORDANCE WITH THE COMMITMENT LETTER ISSUED BY AFG TO THE PURCHASER, DATED AUGUST 7, 1997, (5) THE OFFEROR BEING SATISFIED, IN ITS SOLE DISCRETION, THAT, UPON CONSUMMATION OF THE OFFER AND THE PROPOSED MERGER, THE COMPANY WILL NOT BE IN DEFAULT UNDER ANY INSTRUMENT EVIDENCING THE COMPANY'S THEN OUTSTANDING INDEBTEDNESS, OR, IF IN DEFAULT, THE OFFEROR AND THE PARENT HAVING OBTAINED, PRIOR TO THE EXPIRATION DATE, ON TERMS REASONABLY ACCEPTABLE TO THE PARENT, SUFFICIENT FINANCING TO ENABLE THE COMPANY TO REFINANCE OR REDEEM ANY SUCH INDEBTEDNESS UPON CONSUMMATION OF THE OFFER AND THE PROPOSED MERGER, AND
   (6) THE OFFEROR BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE PREVIOUSLY ANNOUNCED AGREEMENT AND PLAN OF MERGER BETWEEN THE COMPANY AND DETROIT DIESEL CORPORATION HAS BEEN TERMINATED IN ACCORDANCE WITH ITS TERMS. THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS CONTAINED IN THE OFFER TO PURCHASE. SEE THE INTRODUCTION AND SECTIONS 1, 12, 14 AND 15 OF THE OFFER TO PURCHASE.

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

       5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

     Subject to the applicable rules and regulations of the Securities and Exchange Commission (the "Commission"), the Offeror expressly reserves the right, in its sole discretion, at any time and from time to time, to extend the period during which the Offer is open for any reason, including the occurrence of any of the conditions specified in Section 14 of the Offer to Purchase, by giving oral or written notice of such extension to the Depositary. During any such extension, all Shares and Rights previously tendered and not withdrawn will remain subject to the Offer and subject to the right of a tendering stockholder to withdraw such stockholder's Shares and Rights. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR TENDERED SHARES, WHETHER OR NOT THE OFFEROR EXERCISES ITS RIGHTS TO EXTEND THE OFFER.

     Subject to the applicable rules and regulations of the Commission, the Offeror also expressly reserves the right, in its sole discretion, at any time and from time to time, to (1) delay acceptance for payment of or, regardless of whether such Shares or Rights were theretofore accepted for payment, payment for any Shares or Rights pending receipt of any regulatory or governmental approvals specified in Section 15 of the Offer to Purchase, (2) terminate the Offer (whether or not any Shares or Rights have theretofore been accepted for payment) if any of the conditions referred to in Section 14 of the Offer to Purchase have not been satisfied or upon the occurrence of any of the events specified in Section 14 of the Offer to Purchase and (3) waive any condition or otherwise amend the Offer in any respect, in each case by giving oral or written notice of such delay, termination, waiver or amendment to the Depository and by making a public announcement thereof.

     If you wish to have us tender any or all of your Shares and/or Rights, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction form to us is enclosed. If you authorize the tender of your Shares and/or Rights, all such Shares and Rights will be tendered unless otherwise indicated in the instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES AND RIGHTS ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely pursuant to the Offer to Purchase and the related Letter of Transmittal, and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares or Rights residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     For purposes of the Offer, the Offeror will be deemed to have accepted for payment, and thereby purchased, Shares validly tendered to the Offeror and not withdrawn as, if and when the Offeror gives oral or written notice to the Depositary, of the Offeror's acceptance for payment of such Shares. Upon the terms and subject to the conditions of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for tendering stockholders for the purposes of receiving payment from the Offeror and transmitting payment to tendering stockholders. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for (or a timely Book-Entry Confirmation with respect to) such Shares and, if the Distribution Date has occurred, certificates for (or a timely Book-Entry Confirmation with respect to) the associated Rights (unless the Offeror elects, in its sole discretion, to make payment for such Shares pending receipt of the certificates for, or a Book-Entry Confirmation with respect to, such Rights), (ii) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and (iii) any other documents required by the Letter of Transmittal.


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

                         INSTRUCTIONS WITH RESPECT TO
                        THE OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                      OF
                          OUTBOARD MARINE CORPORATION
                                      AT
                             $18.00 NET PER SHARE
                                      BY
                         GREENMARINE ACQUISITION CORP.
                         a wholly-owned subsidiary of
                           GREENMARINE HOLDINGS LLC

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated August 8, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Greenmarine Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Greenmarine Holdings LLC, a Delaware limited liability company (the "Parent"), to purchase (i) all outstanding shares of common stock, par value $0.15 per share (the "Shares"), of Outboard Marine Corporation, a Delaware corporation (the "Company"), and (ii) unless and until the Offeror declares that the Rights Condition (as defined in the Offer to Purchase) is satisfied, the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of April 24, 1996, as amended, between the Company and First Chicago Trust Company of New York, as Rights Agent. The members of the Parent are Quasar Strategic Partners LDC, a Cayman Islands limited duration company, Quantum Industrial Partners LDC, a Cayman Islands limited duration company, and Greenlake Holdings LLC, a Delaware limited liability company.

     You are instructed to tender the number of Shares and Rights indicated below (or, if no number is indicated below, all Shares and Rights) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                                        SIGN HERE

                                        _______________________________________

                                        _______________________________________
                                                     Signature(s)

                                        _______________________________________




Number of Shares to be Tendered*        _______________________________________
                                                Please Print Name(s) and
                                                   Address(es) Here

_____________________________ Shares
                                        _______________________________________
                                               Area Code and Telephone No.
Number of Rights to be Tendered*

_____________________________ Rights    _______________________________________
                                             Taxpayer Identification or
                                               Social Security No.(s)


Dated:        , 1997

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* UNLESS THE RIGHTS CONDITION IS SATISFIED, STOCKHOLDERS WILL BE REQUIRED TO
TENDER ONE RIGHT FOR EACH SHARE TENDERED TO EFFECT A VALID TENDER OF SUCH SHARES. UNLESS THE DISTRIBUTION DATE OCCURS, A TENDER OF SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS. UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL OF YOUR SHARES AND RIGHTS ARE TO BE TENDERED.


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